UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):   November 10, 2010
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 10, 2010, Magnum Hunter Resources Corporation (the “Company”) issued a press release announcing its financial results for the third fiscal quarter ended September 30, 2010.  A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.1.

The release contains certain financial measures relating to earnings that are non-GAAP measures. The Company has provided reconciliations within the release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the release. The Company believes that the presentation of such non-GAAP financial measures may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings and make certain other adjustments to exclude one-time and non-cash items. The Company’s management also uses this information in its financial and strategic planning.

Item 7.01.	Regulation FD Disclosure.

On November 10, 2010, the Company issued a press release providing a drilling and an operational update regarding its Eagle Ford Shale resource play. A copy of the press release is furnished as part of this Current Report on Form 8-K as Exhibit 99.2.

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In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the attached exhibits, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall each be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1 99.2	Earnings Press Release, dated November 10, 2010 Operations Press Release, dated November 10, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 10, 2010	By: /s/ Gary C. Evans
Name: Gary C. Evans
Title Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1 99.2	Earnings Press Release, dated November 10, 2010 Operations Press Release, dated November 10, 2010